EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Simtrol, Inc. and Subsidiaries on Form S-8 File No. 33-44036, Form S-8 File No. 33-44035, Form S-3 File No. 33-55094, Form S-8 File No. 33-56856, Form S-8 File No. 33-72512, Form S-8 File No. 33-81314, Form S-8 File No. 333-18237, Form S-8 File No. 333-18239, Form S-3 File No. 333-44407, Form S-3 Amendment No. 1 File No. 333-48635, Form S-8 File No. 333-83035, Form S-3 Amendment No. 3 File No. 333-87561, Form S-3 File No. 333-35578, Form SB-2 Amendment No. 1 File No. 333-128420, Form SB-2 Amendment No. 1 File No. 333-120782, and Form S-8 File No. 333-148890 of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated March 28, 2008, with respect to our audits of the consolidated financial statements of Simtrol, Inc. and Subsidiaries as of December 31, 2007 and for the years ended December 31, 2007 and 2006, which report is included in this Annual Report on Form 10-KSB of Simtrol, Inc. and Subsidiaries for the year ended December 31, 2007.

/s/ Marcum & Kliegman LLP

New York, New York
March 28, 2008